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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-107405) of our report dated February 3, 2003 relating to the financial statements and financial statement schedule, which appears in Edwards Lifesciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
October 3, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS